NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

AMENDED AND RESTATED WARRANT

To Purchase Shares of Common Stock of

EDGAR EXPRESS, INC.

Purchaser:  [ ]

Issue Date:  September 25, 2018

Purchase Price: $15,000.00

Number of Shares Underlying Warrant:  [ ][1]

Exercise Price Per Share:  $12.50

Warrant Number: W-1

THIS CERTIFIES that, for value received, the Purchaser is entitled to purchase from EDGAR EXPRESS, INC., incorporated under the laws of the State of Utah (hereinafter called the “Corporation”), shares of the Corporation’s authorized common stock, par value $0.001 per share, subject to the terms and conditions set forth in this Amended and Restated Warrant (the “Warrant”).  The Issue Date of the Warrant, the number of shares issuable upon exercise of the Warrant (the “Warrant Shares”), and the Exercise Price per share are stated above, subject to adjustment as hereinafter provided.

_____________________

[1] To equal (a) 225,000 shares of Common Stock for the Blumenthal Family Investment Joint Venture, L.P., and (b) 450,000 shares of Common Stock for each of Jeffrey C. Piermont, The Peter A. Cohen Revocable Trust, and Windber National LLC; provided, however, that the number of Warrant Shares that may be issuable upon exercise of this Warrant and the Exercise Price Per Share shall not be subject to adjustment in connection with a reincorporation of the Corporation in another jurisdiction.

1

1.	Definitions.

Unless the context otherwise requires, when used herein the following terms shall have the meanings set forth below:

(a)	“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

(b)	“Business Day” means any day except Saturday, Sunday, and any day on which The Nasdaq Global Market and banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.
(c)	“Change in Control” means the occurrence of any of the following events:

(i)      A “change in the ownership of the Corporation” which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Corporation, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Corporation” (or to cause a “change in the effective control of the Corporation” within the meaning of Section 1(c)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided further, however, that for purposes of this Section 1(c)(i), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (B) any acquisition by investors (immediately prior to such acquisition) in the Corporation for financing purposes, as determined by the Board of Directors in its sole discretion.  This Section 1(c)(i) applies only when there is a transfer of the stock of the Corporation (or issuance of stock) and stock in the Corporation remains outstanding after the transaction.

(ii)      A “change in the effective control of the Corporation” which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 35% or more of the total voting power of the stock of the Corporation, except for (1) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (2) any acquisition by investors (immediately prior to such acquisition) in the Corporation for financing purposes, as determined by the

2

Board of Directors in its sole discretion; or (B) a majority of the members of the Board of Directors are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.  For purposes of a “change in the effective control of the Corporation,” if any one person, or more than one person acting as a group, is considered to effectively control the Corporation within the meaning of this Section 1(c)(ii), the acquisition of additional control of the Corporation by the same person or persons is not considered a “change in the effective control of the Corporation,” or to cause a “change in the ownership of the Corporation” within the meaning of Section 1(c)(i) above.

(iii)      The occurrence of any of the transactions contemplated by Section 1(c)(i) or 1(c)(ii) above in connection with which the stock of the Corporation ceases to be publicly traded on a national securities exchange.

(iv)      A “change in the ownership of a substantial portion of the Corporation’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Corporation that have a total gross fair market value equal to or more than 60% of the total gross fair market value of all the assets of the Corporation immediately prior to such acquisition or acquisitions; provided that the proceeds of such acquisition or acquisitions are distributed to the shareholders of the Corporation in connection with such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Any transfer of assets to an entity that is controlled by the shareholders of the Corporation immediately after the transfer, as provided in guidance issued pursuant to Section 409A of the Code, shall not constitute a Change in Control.

For purposes of this Section 1(c), the provisions of Section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option.  In addition, for purposes of this Section 1(c), “Corporation” includes (A) the Corporation and (B) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of the Corporation, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Corporation.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.
3

(e)	“Common Stock” means the authorized common stock, par value $0.001 per share, as described in the Corporation’s Amended and Restated Articles of Incorporation.
(f)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
(g)	“Exercise Notice” means the written exercise notice in the form provided by the Board of Directors.
(h)	“Exercise Price” means the exercise price per share designated as such in the first paragraph of this Warrant.
(i)	“Expiration Date” means 5:00 p.m. New York City time on September 25, 2028.
(j)	“Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on Nasdaq, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by Nasdaq.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Board of Directors to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange nor traded on Nasdaq, then the Fair Market Value shall be determined in good faith by the Board of Directors after taking into account such factors as the Board of Directors shall deem appropriate.

(k)	“Immediate Family” means your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
(l)	“Issue Date” means the date designated as such in the first paragraph of this Warrant.
4

(m)	“Market Price” means, with respect to a particular security, on any date of determination, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc., selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the Fair Market Value per share of such security as determined in good faith by the Board of Directors. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Nasdaq Global Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).
(n)	“Nasdaq” means The Nasdaq Stock Market.
(o)	“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock out of surplus or net profits legally available therefor.

2.       Vesting and Exercisability.

This Warrant will be fully vested at the time of purchase.  Except as provided in Section 3, you may only exercise your Warrant after the fifth (5th) year anniversary of the Issue Date (September 25, 2023) and before the Expiration Date.  To the extent it has not already been exercised, the Warrant shall terminate on the Expiration Date.

3.       Special Lifting of Restrictions and Change in Control.

(a)	Immediately prior to the effective date of a Change in Control, the Warrant shall be immediately exercisable and transferable, notwithstanding the restrictions enumerated above in Section 2.
5

(b)	In the event of a Change in Control, this Warrant shall become exercisable immediately prior to the Change in Control. In the event of a Change in Control or a reclassification of Common Stock, if not exercised by you prior to the Change in Control or reclassification, your right to receive Warrant Shares upon exercise of this Warrant must be assumed by the successor entity in connection with a Change in Control or reclassification, and shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Change in Control or reclassification) upon exercise of such Warrant immediately prior to such Change in Control or reclassification would have been entitled to receive upon consummation of such Change in Control or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to your rights and interests thereafter shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to your right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph; provided, however, that the number of shares of Common Stock issuable upon exercise of this Warrant and the Exercise Price shall not be subject to adjustment in connection with the reincorporation of the Corporation in another jurisdiction.
(c)	Subject to Section 5, this Warrant shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize, otherwise change its capital or business structure, to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets, and in any such transaction involving only cash consideration, you shall be deemed to have elected to receive cash if so provided in the agreement providing for such transaction.

4.       Exercise of Warrant.

(a)	In order to exercise this Warrant with respect to all or any part of the Warrant Shares for which this Warrant is exercisable, you (or any other person or persons exercising the Warrant in accordance with the terms hereof) must take the following actions:

(i)          Execute and deliver to the Corporation an Exercise Notice for the Warrant Shares for which the Warrant is exercised (the “Purchased Shares”) which Exercise Notice (1) states the number of Purchased Shares (which must be a whole number of shares) and (2) is signed or otherwise given by you (or any other authorized person exercising the Warrant).

(ii)          Pay the aggregate Exercise Price for the Purchased Shares, at the time of delivery of the Exercise Notice, (1) in cash or an equivalent means acceptable to the Corporation, or (2) with shares of Common Stock owned by you (including shares received upon exercise of the Warrant or restricted shares, if any, already held by you) and having a Fair Market Value at least equal to the

6

aggregate Exercise Price for the shares of Common Stock to which the Warrant is being exercised, or (3) by any combination of clauses (1) and (2), or (4) by net issue exercise, pursuant to which the Corporation will issue to you a number of shares of Common Stock as to which the Warrant is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the Exercise Price.  The number of shares to settle the transaction shall be the gross number of shares multiplied by the Exercise Price. If shares of Common Stock are used for payment of all or any portion of the Exercise Price, then (for purposes of payment of the Exercise Price) those shares of Common Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the date of the delivery of the Exercise Notice, giving effect to all purchases of Warrant Shares.

(iii)          Certify in a writing reasonably acceptable to the Corporation that you have complied with the provisions of Section 6 hereof at all times since the Issue Date and, if the Warrant is exercised in respect of fewer than the total Warrant Shares to which this Warrant then relates, that you will continue to comply with such covenants in respect of the Warrant Shares which remain subject to this Warrant.

(iv)          In no event may this Warrant be exercised for any fractional shares.  Fractional shares shall be satisfied in cash.

The Warrant shall not be deemed to have been exercised unless all of these requirements are satisfied.

5.       Adjustment Provisions.

The number of shares of Common Stock that may be acquired under the Warrant, shall be subject to adjustment, from time to time, in accordance with the following provisions:

(a)	If at any time or from time to time, the Corporation shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on stock payable in stock or otherwise, including a dividend designated as such by the Board of Directors of the Corporation) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, then (a) the number of shares of Common Stock that may be acquired under the Warrant shall be increased proportionately and (b) the Exercise Price for each share of Common Stock subject to the Warrant shall be reduced proportionately, without changing the aggregate purchase price or value as to which the Warrant remains exercisable.
7

(b)	If at any time or from time to time, the Corporation shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, then (a) the number of shares of Common Stock that may be acquired under the Warrant shall be decreased proportionately, and (b) the Exercise Price for each share of Common Stock subject to the Warrant shall be increased proportionately, without changing the aggregate purchase price or value as to which the Warrant remains exercisable.
(c)	Should any other change be made to the Common Stock by reason of any exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to the class of securities subject to this Warrant in such manner and to the extent deemed appropriate by the Board of Directors.
(d)	Whenever the number of shares of Common Stock subject to the Warrant is required to be adjusted as provided in this Section 5, the Corporation shall, within 30 days following such adjustment, prepare and give to you a written notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Common Stock, other securities, cash, or property purchasable subject to the Warrant after giving effect to the adjustment.
(e)	Adjustments under Section 5(a), 5(b) and 5(c) shall be made by the Board of Directors and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued on account of any such adjustments.

6.       Rights Offerings.

In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 5), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter or at such later date as the Board of Directors may determine for purposes of the determination of Fair Market Value (but in any event not later than 10 business days after the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution) to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of

8

indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the Warrant Shares shall be increased to the number obtained by multiplying the Warrant Shares immediately prior to such adjustment by the quotient of (x) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the Warrant Shares then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price and the Warrant Shares that would then be in effect if such record date had not been fixed.

7.       Tender or Exchange Offers.

If the Corporation or any subsidiary of the Corporation shall consummate a tender or exchange offer for all or any portion of the Common Stock for a consideration per share with a Fair Market Value greater than the Fair Market Value of the Common Stock on the date such tender or exchange offer is first publicly announced (the “Announcement Date”), the Exercise Price in effect immediately prior to the expiration date for such tender or exchange offer shall be reduced immediately thereafter to the price determined by multiplying such Exercise Price by the quotient of (x) the Fair Market Value of the Common Stock on the Announcement Date minus the Premium Per Post-Tender Share divided by (y) the Fair Market Value of the Common Stock on the Announcement Date.  In such event, the number of shares of Common Stock issuable upon the exercise of the Warrant as in effect immediately prior to such expiration date shall be increased immediately thereafter to the amount determined by multiplying such number by the quotient of (x) the Exercise Price in effect immediately prior to the adjustment contemplated by the immediately preceding sentence divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  As used in this Section 10 with respect to any tender or exchange offer, “Premium Per Post-Tender Share” means the quotient of (x) the amount by which the aggregate Fair Market Value of the consideration paid in such tender or exchange offer exceeds the aggregate Fair Market Value on the Announcement Date of the shares of Common Stock purchased therein divided by (y) the number of shares of Common Stock outstanding at the close of business on the expiration date for such tender or exchange offer (after giving pro forma effect to the purchase of shares being purchased in the tender or exchange offer).

8. Transferability.

This Warrant and all rights hereunder may be assigned in whole or in part during your lifetime either as (a) a gift to one or more members of your Immediate Family or to a trust in which you and/or one or more such family members hold more than 50% of the beneficial interest or (b) pursuant to a domestic relations order.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Warrant pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this Warrant immediately prior to such assignment and shall be set forth in such documents

9

issued to the assignee as the Board of Directors may deem appropriate. Except for assignments to a person or an entity expressly permitted pursuant to the first sentence of this Section 6 above (a “Permitted Transferee”), the Warrant may not be assigned, transferred, pledged, or otherwise hypothecated by you or any Permitted Transferee.  Additionally, you or any Permitted Transferee may not hedge or enter into any derivative or other transaction in respect of the Warrant Shares (the intention of the parties being that you, together with any Permitted Transferee, shall maintain a net long position in respect of the Warrant Shares).  You shall (i) cause any Permitted Transferee to comply with the covenants herein and (ii) upon the written request of the Corporation certify as to your compliance with the covenants herein from time to time.  Notwithstanding anything to the contrary herein, the covenants and limits on transferability in this Section 6 shall terminate on the earliest of (a) September 25, 2023 or (b) a Change in Control.

9.       Delivery of the Stock.

After the exercise of the Warrant the Corporation shall promptly issue and deliver the number of shares of Common Stock as to which the Warrant has been exercised after the Corporation receives (a) the Exercise Notice, (b) payment of the Exercise Price, and (c) any tax withholding as may be requested.  The value of the shares of Common Stock shall not bear any interest owing to the passage of time.  The shares of Common Stock shall be issued in book entry form.

10.       Rights as a Stockholder.

You shall have no right as a stockholder with respect to any shares covered by this Warrant unless and until the shares are issued in your name.

11.       Furnish Information.

You shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.

12.       Registration and Listing of Warrant Shares.

At your request, the Corporation shall file a registration statement with the Securities and Exchange Commission to register the sale of Warrant Shares as soon as reasonably practicable after such request.  The Corporation will include the Warrant Shares in any listing application for listing on Nasdaq.  If the Corporation is unable to deliver registered Warrant Shares for any reason, then, in this instance, the Corporation shall (i) issue unregistered Warrant Shares to you and (ii) use it best efforts to register the Warrant Shares as soon as possible after receipt of your request for registration.

13.       Obligation to Exercise.

The purchase of the Warrant through this Warrant shall impose no obligation upon you to exercise the same or any part thereof.

10

14.       Remedies.

You shall be entitled to recover from the Corporation reasonable fees incurred in connection with the enforcement of the terms and provisions of this Warrant, whether by an action to enforce specific performance or for damages for its breach or otherwise.

15.       Shares to be Fully Paid. Reservation of Shares.

All shares of Common Stock issued upon the exercise of the rights represented by this Warrant shall be validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Corporation shall from time to time take all such action as may be requisite to assure that the par value per share of Common Stock is at all times equal to or less than the Exercise Price then in effect. During the period within which the rights represented by this Warrant may be exercised, the Corporation shall at all time have authorized, and reserved for the purpose of issuance or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Corporation shall take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the shares of Common Stock may be listed.

16.       [Reserved]

17.       No Guarantee of Interests.

The Board of Directors and the Corporation do not guarantee the Common Stock of the Corporation from loss or depreciation.

18.       Corporation Action.

Any action required of the Corporation shall be by resolution of its Board of Directors or by a person or committee authorized to act by resolution of the Board of Directors.

19.       Severability.

If any provision of this Warrant is for any reason held to be illegal, invalid, or to violate any law or listing requirement applicable to the Corporation, the illegality, invalidity, or violation shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Warrant shall be construed and enforced as if the illegal or invalid provision had never been included herein and you and the Corporation shall amend this Warrant, preserving, to the maximum extent reasonably possible, the intended economic effects of this Warrant as executed by the parties hereto.

11

20.       Notices.

Whenever any notice is required or permitted hereunder, such notice must be in writing and shall be deemed to have been duly given if: (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed; or (iii) when sent by electronic mail if transmitted during normal business hours of the recipient, and if not so confirmed, then on the next business day.

The Corporation and you agree that any notices shall be given to the Corporation or to you at the following addresses; provided that the Corporation or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

Corporation:	Edgar Express, Inc. 333 Avenue of the Americas, Suite 2000 Miami, Florida 33131-2185 Attention: Chief Executive Officer Email: [ ]

Holder:	At your current address as shown in the Corporation’s records.

21.       Waiver of Notice.

Any person entitled to notice hereunder may waive such notice.

22.       Successors.

This Warrant shall be binding upon you, your legal representatives, heirs, legatees, and distributees, and upon the Corporation, its successors, and assigns.

23.       Headings.

The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

24.       Governing Law.

All questions arising with respect to the provisions of this Warrant shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law.

25.       Word Usage.

Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Warrant dictates, the plural shall be read as the singular and the singular as the plural.

12

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

13

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of the Issue Date first above written.

EDGAR EXPRESS, INC.

By:
Daniel E. Schmerin
Chief Executive Officer

14